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                                                                     Exhibit 1.2

                             GreenPoint Credit, LLC
               Manufactured Housing Contract Notes, Series 200[__]

                      [FORM OF NOTE]UNDERWRITING AGREEMENT

                                                                          [Date]


[Underwriter]
(for itself and the other Underwriters
named in Schedule I hereto)
[___________]
[___________]

Ladies and Gentlemen:

     GreenPoint Credit, LLC (the "Contract Seller") is party to this Underwriting Agreement (the "Underwriting Agreement") pursuant to which [GreenPoint Asset LLC] [__________, as owner trustee of the GreenPoint Manufactured Housing Contract Trust 2000-_, (the "Trust")], ("Issuer") proposes, subject to the terms and conditions stated herein, to sell to the underwriters named in Schedule I hereto (the "Underwriters;" provided, however, that if you are the only underwriter named in Schedule I, then the terms "Underwriter" and "Underwriters" shall refer solely to you) certain of its GreenPoint Credit LLC Manufactured Housing Contract Notes, Series 200[]-[] (the "Notes"), as specified in Schedule II hereto (the "Offered Notes"), to be issued pursuant to an Indenture (the "Indenture"), to be dated as of [______] [__], by and among Issuer and [_________], as indenture trustee ("Indenture Trustee"). [Contract Seller has entered into a Trust Agreement, to be dated as of [____], [__], by and among, Contract Seller, and the Owner Trustee creating the Trust, a statutory business trust established under the laws of the state of Delaware. Under the terms of the Trust Agreement, Issuer shall cause the Notes to be transferred to the Indenture Trustee.] The "Cut-Off Date" shall be the close of business on [__________]. The Notes will be executed by the Trustee and will evidence indebtedness of the Issuer. The Issuer will pledge the pool (the "Pool") of manufactured housing installment sales contracts and installment loan agreements (the "Contracts") sold by the Contract Seller to the Issuer pursuant to a Sale and Servicing Agreement, to be dated as of [______], [____], by and among the Contract Seller and the Issuer, as purchaser, to secure the Notes. The Notes are described more fully in the Prospectus (which term is defined below), which the Contract Seller is furnishing to you.

Section 1. Representations and Warranties of Contract Seller. The Contract
           --------------------------------------------------
Seller represents and warrants to, and agrees with, each Underwriter that:

          (a) It has caused to be filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-[_____]) on Form S-3, as amended by Pre-Effective Amendment No. 1 thereto, dated [_________], for the registration under the Securities Act of 1933, as amended (the "Act"), of the Offered Notes, which registration statement has become effective on [__________] (the "Effective Date") and copies of which have heretofore been delivered to you, and pursuant to Rule 424 a
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     preliminary prospectus supplement dated [__________], a copy of which has been delivered to you. It proposes to cause to be filed with the Commission pursuant to Rule 424 under the Act a final prospectus supplement, dated the date specified in Schedule II hereto, relating to the Offered Notes and the method of distribution thereof, and has previously advised you of all further information (financial and other) with respect to the Offered Notes set forth therein. Such registration statement, including the exhibits thereto and any documents incorporated by reference therein, as amended or incorporated by reference as of the date hereof, and the information deemed to be part thereof pursuant to Rule 430A(b) under the Act, is hereinafter called the "Registration Statement;" the prospectus included therein (including all documents incorporated by reference therein), in the form in which it will be filed with the Commission pursuant to Rule 424 under the Act, is hereinafter called the "Base Prospectus;" the supplement to the Base Prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424 of the Act, is hereinafter called the "Prospectus Supplement;" and the Base Prospectus and the Prospectus Supplement together are hereby called the "Prospectus." Any preliminary form of the Prospectus Supplement which has heretofore been filed pursuant to Rule 402(a) or Rule 424 is hereinafter called a "Preliminary Prospectus Supplement." It will not, without your prior consent, file any other amendment to the Registration Statement or make any change in the Base Prospectus or the Prospectus Supplement until after the period in which a prospectus is required to be delivered to purchasers of the Offered Notes under the Act. All references in this Underwriting Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Contract Seller meets the requirements for use of Form S-3 under the Act at all relevant times.

          (b) As of the date hereof, when the Registration Statement became effective, when the Prospectus Supplement is first filed pursuant to Rule 424 under the Act, when, after the date hereof and prior to the Closing Date (as defined in Schedule II hereto), any amendment to the Registration Statement becomes effective, when any supplement to the Prospectus Supplement is filed with the Commission, and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, complied or will comply in all material respects with the applicable requirements of the Act and the rules thereunder and (ii) the Registration Statement, as amended as of any such time, did not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented as of any such time, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, it makes no
                                           --------  -------
     representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto made in reliance upon and in conformity with written information furnished to the Contract Seller by you, or by any Underwriter through you, specifically for use in the preparation thereof.

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          (c) It is a Delaware limited liability company, duly organized and validly existing under the laws of the State of Delaware, with full power and authority to conduct its business as currently operated, and to enter into and perform its obligations under this Underwriting Agreement and the Contract Sale and Servicing Agreement and it is conducting its manufactured housing business so as to comply in all material respects with all applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting such business and where the failure to so comply would have a material adverse effect on the transactions contemplated hereunder or its ability to perform its obligations under the Contract Sale and Servicing Agreement.

          (d) It is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Offered Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (e) At or prior to the Closing Date, it will have entered into the Contract Sale and Servicing Agreement; it has duly authorized, executed and delivered this Underwriting Agreement and the Contract Sale and Servicing Agreement; when delivered by the Contract Seller, this Underwriting Agreement and the Contract Sale and Servicing Agreement will have been duly authorized, executed and delivered by it and will constitute a valid and binding agreements of the Contract Seller, enforceable against it in accordance with its terms, except that the enforceability thereof may be subject to: (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally; (ii) general principles of equity regardless of whether enforcement is sought in a proceeding of equity or at law; and (iii) limitations of public policy under applicable securities laws as such relate to the enforceability of rights to indemnity under the Contract Sale and Servicing Agreement or this Underwriting Agreement.

          (f) Neither the issuance and sale of the Offered Notes, nor the consummation by the Contract Seller of any other transactions contemplated in this Underwriting Agreement, nor the fulfillment of the terms of the Contract Sale and Servicing Agreement or this Underwriting Agreement will result in the breach of any term or provision of the certificate of formation or the limited liability company agreement of the Contract Seller or conflict with, result in a material breach, violation or acceleration of or constitute a default under, the terms of any indenture or other agreement or instrument to which it or any of its subsidiaries is a party or by which it is bound, or any statute, order or regulation applicable to the Contract Seller or any of its subsidiaries of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Contract Seller or any of its subsidiaries. Neither the Contract Seller nor any of its subsidiaries is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which

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     materially and adversely affects the ability of the Contract Seller to perform its obligations under the Contract Sale and Servicing Agreement.

          (g) There are no actions or proceedings against, or investigations of, the Contract Seller pending, or, to the knowledge of the Contract Seller, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Underwriting Agreement, the Contract Sale and Servicing Agreement or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Underwriting Agreement or the Contract Sale and Servicing Agreement,
     (iii) which are reasonably likely to be adversely determined and which might materially and adversely affect the performance by the Contract Seller of its obligations under, or the validity or enforceability of, this Underwriting Agreement, the Contract Sale and Servicing Agreement or the Notes or (iv) seeking to affect adversely the federal income tax attributes of the Offered Notes described in the Prospectus.

          (h) There has not been any material adverse change in its business, operations, financial condition, properties or assets since the date of its latest quarterly financial statement which would have a material adverse effect on its ability to perform its obligations under the Indenture.

          (i) Any taxes, fees and other governmental charges in connection with the execution and delivery of this Underwriting Agreement and the Contract Sale and Servicing Agreement and the execution, delivery and sale of the Offered Notes have been or will be paid at or prior to the Closing Date.

          (j) Immediately prior to the assignment of the Contracts sold by it to the Trustee, as contemplated by the Contract Sale and Servicing Agreement, it will have the power and authority to sell such Contracts to the Trustee, and upon the execution and delivery of the Contract Sale and Servicing Agreement by the Trustee, the Trustee will have acquired all of its right, title and interest in and to the Contracts.

Section 2. Representations and Warranties of Issuer. The Issuer represents and
           ----------------------------------------
warrants to, and agrees with, each Underwriter that:

          (a) It is a Delaware [limited liability company] [business trust], duly organized and validly existing under the laws of the State of Delaware, with full power and authority to conduct its business as currently operated, and to enter into and perform its obligations under this Underwriting Agreement and the Indenture and it is conducting its manufactured housing business so as to comply in all material respects with all applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting such business and where the failure to so comply would have a material adverse effect on the transactions contemplated hereunder or its ability to perform its obligations under the Indenture.

          (b) At or prior to the Closing Date, it will have entered into the Indenture; it has duly authorized, executed and delivered this Underwriting Agreement and the Indenture; when delivered by the Issuer, this Underwriting Agreement and the Indenture will have

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     been duly authorized, executed and delivered by it and will constitute a valid and binding agreements of the Issuer, enforceable against it in accordance with its terms, except that the enforceability thereof may be subject to: (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally; (ii) general principles of equity regardless of whether enforcement is sought in a proceeding of equity or at law; and (iii) limitations of public policy under applicable securities laws as such relate to the enforceability of rights to indemnity under the Indenture or this Underwriting Agreement.

          (c) The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus. As of the Closing Date, the Offered Notes will be duly and validly executed and delivered by it, and will, when duly and validly authenticated by the Indenture Trustee and delivered to you in accordance with this Underwriting Agreement and the Indenture, be entitled to the benefits of the Indenture.

          (d) As of the date hereof, when the Registration Statement became effective, when the Prospectus Supplement is first filed pursuant to Rule 424 under the Act, when, after the date hereof and prior to the Closing Date (as defined in Schedule II hereto), any amendment to the Registration Statement becomes effective, when any supplement to the Prospectus Supplement is filed with the Commission, and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, each with regard to those sections under the captions pertaining to the Issuer, complied or will comply in all material respects with the applicable requirements of the Act and the rules thereunder and (ii) the Registration Statement, as amended, with regard to those sections under the captions pertaining to the Issuer, as of any such time, did not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented as of any such time, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, it makes no
                                                 --------  -------
     representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto made in reliance upon and in conformity with written information furnished to the Issuer by you, or by any Underwriter through you, specifically for use in the preparation thereof.

          (e) Neither it nor the Trust Fund is, and neither the issuance and sale of the Notes nor the activities of the Trust Fund pursuant to the Indenture will cause the Issuer or the Trust Fund to be an "investment company" or under the control of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

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Section 3. Purchase and Sale. Subject to the terms and conditions and in
           -----------------
reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, the amount of the Offered Notes set forth opposite each such Underwriter's name in Schedule I hereto. The purchase price for the Offered Notes as a percentage of the principal balance of the Contracts as of the Cut-Off Date is set forth in Schedule II hereto. There will be added to the purchase price of the Offered Notes interest in respect of the Offered Notes at the pass-through rate applicable to the Offered Notes as specified in Schedule II from [__________] to but not including the Closing Date.

Section 4. Delivery and Payment. Delivery of and payment for the Offered Notes
           --------------------
shall be made at the date, location and time of delivery set forth in Schedule II hereto, or such later date as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters and the Issuer or as provided in Section 10 hereof (such date, location and time of delivery and payment for the Offered Notes being herein called the "Closing Date"). Delivery of the Offered Notes shall be made to the Underwriters against payment by the Underwriters of the purchase price thereof to or upon the order of the Issuer in immediately available funds as specified in Schedule II hereto. The Offered Notes to be so delivered shall be in definitive, fully registered form, unless otherwise agreed, in such denominations and registered in the name of Cede & Co., as nominee of The Depository Trust Company, unless otherwise specified by the Issuer in writing not less than three full business days in advance of the Closing Date.

     The Issuer agrees to have the Offered Notes available for inspection and checking by the Underwriters in [New York, New York], not later than 1:00 p.m. on the business day prior to the Closing Date.

Section 5. Offering by Underwriters. It is understood that the Underwriters
           ------------------------
propose to offer the Offered Notes for sale to the public as set forth in the Prospectus.

Section 6. Agreements. The Contract Seller agrees with the Underwriters that:
           ----------

          (a) It will cause to be prepared a supplement to the Base Prospectus setting forth the amount of Offered Notes covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the expected proceeds to the Issuer from the sale of such Offered Notes, and such other information as the Underwriters, the Issuer and the Contract Seller may deem appropriate in connection with the offering of such Offered Notes. It will promptly advise the Underwriters (i) when the Prospectus shall have been filed or transmitted to the Commission for filing pursuant to Rule 424, (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment to the Registration Statement or the Prospectus or for any additional information, (iv) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, (vi) of the receipt by the Contract Seller or the Issuer of any notification with respect to the suspension of the qualification of the Offered Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose,

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     and (vii) of the occurrence of any event that would cause the Registration
     Statement, as then in effect, to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Contract Seller will not file any amendment to the Registration Statement or supplement to the Prospectus unless it has furnished you with a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object until after the period in which a prospectus is required to be delivered to purchasers of the Offered Notes under the Act. Subject to the foregoing sentence, it will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424 under the Act by any means reasonably contemplated to result in compliance with said Rule. It will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If at any time when a prospectus relating to the Offered Notes is required to be delivered under the Act, any event occurs, as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the rules under the Act, it will promptly prepare and file with the Commission, subject to paragraph (a) of this Section 6, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, it will use its best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible.

          (c) It will furnish to the Underwriters and counsel for the Underwriters, without charge, a signed copy of the Registration Statement and each amendment thereto (including exhibits thereto) and as many copies of the Registration Statement and each amendment thereto (without exhibits thereto) as the Underwriters may reasonably request and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the Base Prospectus, the Preliminary Prospectus Supplement, if any, and the Prospectus Supplement and any amendments and supplements thereto as the Underwriters may reasonably request.

          (d) So long as the Offered Notes shall be outstanding, it will cause the Servicer to deliver to the Underwriters the annual statement as to compliance and the annual statement of a firm of independent public accountants, furnished to the Indenture Trustee by the Servicer pursuant to Sections 4.20 and 4.21 of the Contract Sale and Servicing Agreement, as soon as such statements are furnished to the Indenture Trustee.

          (e) It will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Offered Notes for sale under the laws of such jurisdictions as the Underwriters may designate, and will maintain such qualification in effect so long as required for the distribution of the Offered Notes; provided, however, that
                                                         --------  -------
     it shall not be required to qualify to do business in any jurisdiction where it is not

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     now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

          (f) It will pay all costs and expenses in connection with the transactions contemplated hereby, including, but not limited to, the fees and disbursements of its counsel; the costs and expenses of printing (or otherwise reproducing) and delivering the Indenture and the Offered Notes; accounting fees and disbursements; the costs and expenses in connection with the qualification or exemption of the Offered Notes under state securities or blue sky laws (including filing fees but not fees and disbursements of counsel in connection therewith) in connection with the preparation of any blue sky survey and in connection with any determination of the eligibility of the Offered Notes for investment by institutional investors; the expenses of printing any such blue sky survey; the cost and expenses in connection with the preparation, printing and filing of the Registration Statement (including exhibits thereto), the Base Prospectus, any Preliminary Prospectus Supplement and the Prospectus Supplement, the preparation and printing of this Underwriting Agreement and the furnishing to the Underwriters of such copies of each Preliminary Prospectus Supplement and Prospectus Supplement as the Underwriters may reasonably request and the fees of rating agencies. Except as provided in Section 6 hereof, the Underwriters shall be responsible for paying all costs and expenses incurred by them in connection with their purchase and sale of the Offered Notes, including the fees of counsel to any Underwriter.

Section 7. Conditions to the Obligations of the Underwriters. The obligations of
           -------------------------------------------------
the Underwriters to purchase the Offered Notes as provided in this Underwriting Agreement shall be subject to the accuracy of the representations and warranties on the part of the Contract Seller and the Issuer contained herein as of the date hereof and the Closing Date, the accuracy of the statements of the Contract Seller and the Issuer made in any officer's certificate pursuant to the provisions hereof, the performance by the Contract Seller and the Issuer of their respective obligations hereunder, and the following additional conditions with respect to the Offered Notes:

          (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn; no proceedings for that purpose shall have been instituted or, to the best knowledge of the Contract Seller, threatened; and the Prospectus Supplement shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the Act.

          (b) Each of the Contract Seller and the Issuer shall have delivered to you a certificate, dated the Closing Date, of any Vice President, Assistant Treasurer or any Assistant Secretary thereof to the effect that the signer of such certificate, has carefully examined each of this Underwriting Agreement, the Contract Sale and Servicing Agreement, [the Trust Agreement,] the Indenture, the Registration Statement and the Prospectus to which it is a party and that: (i) the representations and warranties made by it in this Underwriting Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, (ii) it has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of

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     the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of such signer, threatened, and (iv) nothing has come to such signer's attention that would lead such signer to believe that the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) The Underwriters shall have received from [ ], counsel for the Contract Seller, a favorable opinion, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriters.

     In addition, [ ] shall state that they have participated in conferences with your representatives and with representatives of the Contract Seller concerning the Registration Statement and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel need not independently verified the accuracy, completeness or fairness of such statements. Based upon and subject to the foregoing, such counsel shall state that nothing has come to its attention to cause it to believe that the Registration Statement (excluding any exhibits filed therewith), as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel have not been requested to and such counsel does not make any comment in this paragraph with respect to the financial statements, schedules and other financial and statistical information contained in the Registration Statement or the Prospectus).

          (d) The Underwriters shall have received from in-house counsel for the Contract Seller, a favorable opinion, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriters.

          (e) The Underwriters shall have received from [__________], counsel for the Underwriters, a favorable opinion, dated the Closing Date and in form and substance satisfactory to the Underwriters.


          (f) The Underwriters shall have received from [______] certified public accountants, a letter dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, to the effect that they have performed certain specified procedures, as a result of which they determined that the information of an accounting, financial or statistical nature set forth in the Base Prospectus under the headings "The Seller" and "Prepayment and Yield Considerations" and in the Prospectus Supplement under the headings "The Seller" and "Prepayment and Yield Considerations" agrees with the records of the Contract Seller or the Servicer, as the case may be.

          (f) The Underwriters shall have received from [______] certified public accountants, a letter dated the Closing Date and satisfactory in form and substance to the

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     Underwriters and counsel for the Underwriters, to the effect that they have performed certain specified procedures and computations, as a result of which they have determined that the information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the headings "The Contract Pool," "The Seller" and "Prepayment and Yield Considerations" agrees with such computations.

          (h) The Underwriters shall have received (i) from [____________] a rating letter assigning a rating of [_______________] to the Notes, which ratings shall not have been withdrawn.]

          (i) The Underwriters shall have received from counsel to the Indenture Trustee, a favorable opinion dated the Closing Date and in form and substance satisfactory to counsel for the Underwriters.

          (j) There shall not have been any material adverse change in the business, operations, financial condition, properties or assets of the Contract Seller or the Issuer since the date of its latest quarterly financial statement, which change would have a material adverse effect on their ability to perform their obligations under the Contract Sale and Servicing Agreement and the Indenture respectively.

Section 8. Reimbursement of Underwriters' Expenses. If the sale of any Offered
           ---------------------------------------
Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, provided, however, that the Contract Seller and the Issuer shall have no
--------  -------
obligation to reimburse the Underwriters pursuant to this Section 8 if such condition was not satisfied as a result of the actions of the Underwriters, their agents or their counsel, the Contract Seller and the Issuer will reimburse the Underwriters jointly and severally upon demand for all reasonable and documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of such Offered Notes.

Section 9. Indemnification and Contribution.
           --------------------------------

     (a) The Contract Seller and the Issuer, jointly and severally, will indemnify and hold harmless each Underwriter and its respective directors, officers, agents and employees against claims, damages, or liabilities, joint or several, to which each such Underwriter or director, officer, agent or employee thereof may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement when such part became effective, or in the Registration Statement, any Preliminary Prospectus Supplement, the Prospectus, or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and their respective directors, officers, agents and employees for any reasonable and documented legal or other expenses incurred by such Underwriter or director, officer, agent or employee thereof, as incurred, in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, (i)
                                                       --------  -------
that the Contract Seller and the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Contract Seller and the Issuer by you, or by any Underwriter through you, specifically for use therein, and (ii) such indemnity with respect to any Preliminary Prospectus or Preliminary Prospectus Supplement shall not inure to the benefit of any Underwriter (or any person controlling any Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Offered Notes which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Offered Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus or Preliminary Prospectus Supplement was corrected in the Prospectus (or the Prospectus as amended or supplemented).

     (b) Each Underwriter, severally but not jointly, will indemnify and hold harmless the Contract Seller, the Issuer and their respective directors, officers, agents and employees against any losses, claims, damages, or liabilities to which the Contract Seller, the Issuer or any director, officer, agent or employee thereof may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement when such part became effective, or in any Preliminary Prospectus Supplement, the Prospectus, or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Contract Seller or the Issuer by you, or by such Underwriter through you, specifically for use therein, and will reimburse the Contract Seller, the Issuer and their respective directors, officers, agents and employees for any reasonable and documented legal or other expense incurred by the Contract Seller, the Issuer or any director, officer, agent or employee thereof, as incurred, in connection with investigating or defending against any such loss, claim, damage, liability or action.

     (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9 except to the extent that the failure of the indemnified party to notify the indemnifying party prejudices the rights of the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party (which may be counsel representing the indemnifying party); provided, however, that if the
                                                 --------  -------
defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel), approved by the Underwriters in the case of Subsection (a) of this Section 9, representing the indemnified parties under such Subsection (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). In the event a party settles any claim or action for which it would otherwise be indemnified against pursuant to Section 9 without the consent of the indemnifying party, such indemnified party shall waive any rights to indemnification hereunder in connection with such claim or action; provided, however, the indemnified party may settle such claim or action without the consent of the indemnifying party and without waiving its rights to indemnification if the indemnified party acts in accordance with the advice of separate counsel engaged in accordance with this Subsection (c).

     (d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under Subsection (a) or
(b) above, then the Contract Seller, the Issuer and each indemnifying Underwriter shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, or liabilities referred to in Subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Contract Seller and the Issuer on the one hand and the Underwriters on the other from the offering of the Offered Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Contract Seller and the Issuer on the one hand and the Underwriters on the other in connection with the statement or omissions that resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Contract Seller and the Issuer on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Offered Notes (before deducting expenses) received by the Contract Seller and/or the Issuer bear to the total compensation and profit (before deducting expenses) received or realized by the Underwriters from the purchase and resale, or underwriting, of the Offered Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Contract Seller and/or the Issuer, on the one hand, or the Underwriters, on the other, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. The Contract Seller and the Issuer, on the one hand, and the

Underwriters, on the other, agree that it would not be just and equitable if contributions pursuant to this Subsection (d) were to be determined by pro rata
                                                                       --- ----
allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account the equitable considerations referred to in the first sentence of this Subsection
(d). The amount paid by an indemnified party as a result of the losses, claims, damages, or liabilities referred to in the first sentence of this Subsection (d) shall be deemed to include any reasonable and documented legal or other expense incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Subsection (d). Notwithstanding the provisions of this Subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which (x) the total price at which the Offered Notes underwritten by it and distributed to the public were offered to the public exceeds (y) the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Subsection
(d) to contribute shall be several in proportion to their respective underwriting obligations and not joint; provided that in the case of the indemnification provided in the second paragraph of Subsection (b), only the Underwriter furnishing the Collateral Term Sheets, Structural Term Sheets or Computational Materials, as the case may be, that are the subject of such indemnification shall contribute in respect thereof pursuant to this Subsection
(d).

     (e)  The obligations of the Contract Seller and the Issuer under this
Section 9 shall be in addition to any liability which the Contract Seller and the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Contract Seller and the Issuer (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Contract Seller or the Issuer), to each officer of the Contract Seller who has signed the Registration Statement and to each person, if any, who controls the Contract Seller or the Issuer within the meaning of the Act or the Exchange Act.

Section 10. Substitution of Underwriters. If any Underwriter shall fail to take
            ----------------------------
up and pay for the amount of the Offered Notes agreed by such Underwriter to be purchased under this Underwriting Agreement upon tender of such Offered Notes in accordance with the terms hereof, and the amount of the Offered Notes not purchased does not aggregate more than 10% of the total amount of the Offered Notes set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for the Offered Notes that the withdrawing or defaulting Underwriter agreed but failed to purchase.

     This Underwriting Agreement shall terminate if (i) any Underwriter shall fail to take up and pay for the amount of the Offered Notes agreed by such Underwriter to be purchased under this Underwriting Agreement (such Underwriter being a "Defaulting Underwriter") upon tender of such Offered Notes in accordance with the terms hereof, (ii) the amount of the Offered Notes not purchased aggregates more than 10% of the total amount of the Offered Notes set forth in

Schedule I hereto, and (iii) arrangements satisfactory to the remaining Underwriters, the Contract Seller and the Issuer for the purchase of such Offered Notes by other persons are not made within 36 hours thereafter. In the event of any such termination, neither the Contract Seller nor the Issuer shall be under any liability to any Underwriter (except to the extent provided in Section 6(f) and Section 9 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Underwriting Agreement, to purchase the amount of the Offered Notes which such Underwriter agreed to purchase hereunder) be under any liability to the Contract Seller or the Issuer (except to the extent provided in Section 9 hereof). Nothing herein shall be deemed to relieve any Defaulting Underwriter from any liability it may have to the Contract Seller, the Issuer or any other Underwriter by reason of its failure to take up and pay for Offered Notes as agreed to by such Defaulting Underwriter.

Section 11. Termination. Notwithstanding anything herein contained, this
            -----------
Underwriting Agreement may be terminated in the absolute discretion of the Underwriters, by written notice given to the Contract Seller and the Issuer, if after the execution of this Underwriting Agreement and prior to the delivery and payment for all Offered Notes (i) there has occurred any material adverse change in the condition (financial or otherwise), earnings, business or properties of the Contract Seller and its respective subsidiaries, taken as a whole, the effect of which in the reasonable judgment of the Underwriters materially impairs the investment quality of the Offered Notes; (ii) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in [New York] shall have been declared by either Federal or [New York] State authorities; or (iv) there shall have occurred any outbreak or material escalation of hostilities in which the United States is involved, and declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impracticable to proceed with completion of the sale and payment for the Offered Notes on the terms specified in this Underwriting Agreement and the Prospectus Supplement.

Section 12. Representations and Indemnities to Survive. The respective
            ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Contract Seller, the Issuer or their respective officers and the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Contract Seller, the Issuer or any of the officers, directors or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Offered Notes. The provisions of Section 8 and 9 hereof shall survive the termination or cancellation of this Underwriting Agreement.

Section 13. Notices. All communications hereunder will be in writing and
            -------
effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered, telegraphed or telecopied and confirmed to them at the addresses set forth at the beginning of this Underwriting Agreement, Attention: General Counsel; if sent to the Contract Seller or the Servicer, will be mailed, delivered, telegraphed or telecopied and confirmed to it at the following address: GreenPoint Credit Corp., 10089 Willow Creek Road, San Diego, California 92131, Attention: Manager, Investor Servicing, with copies Howard C. Bluver, Esq., 90 Park Avenue, New York, New York 10016 and Andy Occhino, Esq., 90 Park Avenue, New York, New York 10016 and if sent to the Issuer, will be mailed, delivered, telegraphed or telecopied and confirmed to it at the following address: [___________________________________].

Section 14. Successors. This Underwriting Agreement will inure to the benefit of
            ----------
and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

Section 15. Applicable Law; Counterparts. This Underwriting Agreement will be
            ----------------------------
governed by and construed in accordance with the laws of the State of [______] without giving effect to the provisions thereof concerning conflict of laws. This Underwriting Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Contract Seller, the Issuer and the Underwriters.

                                      Very truly yours,


                                      GREENPOINT CREDIT LLC


                                      By:_____________________________________
                                      Name:
                                      Title:

                                      [________________________],
                                      as Issuer

                                      By:_____________________________________
                                      Name:
                                      Title:

Accepted at [New York, New York]
as of the date first written
above.

[UNDERWRITER],
for itself and the other Underwriters
named on Schedule I hereto

By:_________________________________
Name:_______________________________
Title:______________________________

                                  SCHEDULE I

                                                      Amount of Series 200[]-[],
                                                         Class [__] Notes to
               Underwriter                                  be Purchased
               -----------                                  ------------

[UNDERWRITER]                                                        $[]



                                                      Amount of Series 200[]-[],
                                                         Class [__] Notes to
               Underwriter                                  be Purchased
               -----------                                  ------------

[UNDERWRITER]                                                        $[]



                                                      Amount of Series 200[]-[],
                                                         Class [__] Notes to
               Underwriter                                  be Purchased
               -----------                                  ------------

[UNDERWRITER]                                                        $[]

                                  SCHEDULE II

Registration Statement No. 333-[_____]
     Base Prospectus dated [Date]
     Prospectus Supplement dated [Date]

Title of Notes                     Manufactured Housing Contract
                                   Senior/Subordinate Pass-Through Notes, Series
                                   200[]-[]

Amount of Offered Notes
(approximate; subject to
a variance of +/- 5%):

   Class [___] Notes               $[]
   Class [___] Notes               $[]
   Class [___] Notes               $[]
Interest Rate:

   Class [___] Notes               []%
   Class [___] Notes               []%*
   Class [___] Notes               []%*

   * Subject to a maximum rate as described in the Indenture.

Purchase Price Percentage:

   Class [___] Notes               []% (plus accrued interest)
   Class [___] Notes               []% (plus accrued interest)
   Class [___] Notes               []% (plus accrued interest)

Cut-Off Date:                      [Date]

Closing Date:                      [Date] at the offices of [    ]

Manner of payment for Notes        Immediately available funds

Office for delivery of Notes       []

Office of payment for Notes        [    ]

Office for checking Notes          []

Denominations:                     $1,000 and integral multiples of $1 in excess
                                   thereof

Modification of representations and warranties contained in Section 1 of the Underwriting Agreement: [indicate, if any, or state "None"]

     None

Modification of opinion of counsel delivered pursuant to Section 7(c) of the Underwriting Agreement: [indicate, if any, or state "None"]

     None

Modification of items to be covered by the letter from [Independent Accountants] delivered pursuant to Section 7(i) of the Underwriting Agreement: [indicate, if any, or state "None"]

     None

Modification of items to be covered by the letter from [Independent Accountants] delivered pursuant to Section 7(j) of the Underwriting Agreement: [indicate, if any, or state "None"]

     None

                                     II-2